Exhibit 10.2

AMENDMENT NO. 5 TO
THE PROFIT SHARING PLAN OF
QUEST DIAGNOSTICS INCORPORATED
The Profit Sharing Plan of Quest Diagnostics Incorporated, as presently maintained under an amendment and restatement effective as of January 1, 2016 (the “Plan”), is hereby amended in the following respects, effective as of the dates set forth below:
1.    Paragraph (a) of Section 3.2 of the Plan (“Matching Contributions”) is amended in its entirety to read as follows effective January 1, 2020:
(a)    With respect to Deferral Compensation paid in paychecks up to and including Participants’ May 29, 2020 paycheck, the Employer shall make Employer Matching Contributions to the Trust Fund equal to 100% of the Employee Pre-Tax Contributions made by each Eligible Employee with respect to each payroll period, but taking into account only those Employee Pre-Tax Contributions made by him with respect to such payroll period which are made at a rate that does not exceed 5% of his Deferral Compensation (but only up to the Code Section 401(a)(17)(B) limit). Employer Matching Contributions may be made, at the discretion of Quest Diagnostics, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock. Employer Matching Contributions will not be made with respect to Deferral Compensation paid in Participants’ paychecks issued after May 29, 2020, except as otherwise provided in Section 3.2(e).
2.    A new paragraph (e) is added to Section 3.2 to read in its entirety as follows:
(e)    Anything in this Section 3.2 to the contrary notwithstanding, with respect to any paychecks issued for a payroll period occurring after May 29, 2020 specified by its Senior Vice President and Chief Human Resources Officer (“CHRO”), the Employer by action of the CHRO may elect to make discretionary Employer Matching Contributions in an amount equal to a uniform percentage (not to exceed 100%) of the Employee Pre-Tax Contributions made by each Eligible Employee with respect to such payroll period which are made at a rate that does not exceed 5% of his Deferral Compensation (but only up to the Code Section 401(a)(17)(B) limit).
3.    Section 3.6 of the Plan (“Actual Deferral Percentage Test Safe Harbor”) is amended in its entirety to read as follows effective as of January 1, 2020:

3.6	Code Section 401(k) Actual Deferral Percentage Test
(a)    For each Plan Year, the Regular Pre-Tax Contributions made on behalf of Highly Compensated Employees shall satisfy the actual deferral percentage test set forth in Code Section 401(k)(3) and Regulation §1.401(k)-2, which are incorporated herein by reference (the “ADP Test”), using the current year testing method. For any Plan Year commencing with 2021, the CHRO may, on behalf of the Employer, elect to apply the ADP Test on a prior year basis, provided that a change to the prior year method is permitted by Regulation §1.401(k)-2(c)(1). Any such election shall be considered an amendment to the Plan permitted by Section 9.1 and shall be evidenced by a written instrument executed not later than the last day of the Plan Year for which such amendment is to be effective.
(b)    In order to prevent the limitation of the ADP Test from being exceeded in any Plan Year, the Employer may, in its sole discretion, either limit the Regular Pre-Tax Contributions made on behalf of Highly Compensated Employees, utilize any of the correction methods permitted by Regulation §1.401(k)-2(b)(1), or any combination thereof.
4.    Section 3.9 of the Plan (“Average Contribution Percentage Test Safe Harbor”) is amended in its entirety to read as follows effective as of January 1, 2020:

3.9	Code Section 401(m) Average Contribution Percentage Test
(a)    For each Plan Year, the Employer Matching Contributions made on behalf of Highly Compensated Employees shall satisfy the average contribution percentage test set forth in Code Section 401(m)(2) and Regulation §1.401(m)-2, which are incorporated herein by reference (the “ACP Test”), using the current year testing method. For any Plan Year commencing with 2021, the CHRO may, on behalf of the Employer, elect to apply the ACP Test on a prior year basis, provided that a change to the prior year method is permitted by Regulation §1.401(m)-2(c)(1). Any such election shall be considered an amendment to the Plan permitted by Section 9.1 and shall be evidenced by a written instrument executed not later than the last day of the Plan Year for which such amendment is to be effective.
(b)    In order to prevent the limitation of the ACP Test from being exceeded in any Plan Year, the Employer may, in its sole discretion, either limit the Employer Matching Contributions made on behalf of Highly Compensated Employees, utilize either of the correction methods permitted by Regulation §1.401(m)-2(b)(1), or any combination thereof.
5.    Paragraph (b) of Section 6.1 (“Loans to Participants”) is amended as follows effective as of March 27, 2020:
(b)    Except with respect to pre-existing loans transferred to or merged into this Plan under subsection (k), or as set forth in the last sentence of this subsection (b), a Participant may have only one (1) loan outstanding at any time. For purposes of this subsection (b), a loan that is in default under subsection (e) is treated as outstanding. There must be a minimum of fourteen (14) days (or such other period determined by the Plan Administrator) between the payoff of one Plan loan and the issuance of a new loan, provided that the minimum-day restriction may be waived under procedures established by the Plan Administrator. Notwithstanding the foregoing, a Participant who is a qualified individual as defined in Section 2202(b) of the Coronavirus Aid, Relief, and Economic Security Act may receive a loan subject to the increased limit on loans set forth therein, even if the Participant already has a loan outstanding.
As evidence of its adoption of this Amendment, Quest Diagnostics Incorporated has caused this Amendment to be executed by its Senior Vice President and Chief Human Resources Officer on
April 14, 2020.
QUEST DIAGNOSTICS INCORPORATED
By: /s/ Cecilia K. McKenney
Name: Cecilia McKenney
Title: SVP and Chief Human Resources Officer

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